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                                                                    Exhibit 23.2





            Consent of Independent Registered Public Accounting Firm


The Partners and the Board of Directors
American Real Estate Partners, L.P.:

We consent to the incorporation by reference in the registration statement
No. 333-125986 on Form S-4 of our reports dated November 29, 2005, with respect to the consolidated balance sheets of each of American Real Estate Partners, L.P. and American Real Estate Holdings Limited Partnership as of December 31, 2003, and the related consolidated statements of earnings, changes in partners' equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2003 which reports appear in the Form 8-K of American Real Estate Partners, L.P. dated December 2, 2005, and to the reference to our firm under the heading "Experts" in the registration statement.


New York, New York
December 2, 2005

                                                                    /s/ KPMG LLP